CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders of

Atlas Funds

Evergreen International Trust

We consent to the use of our report, dated February 26, 2007, for the Atlas Global Growth Fund, a series of the Atlas Funds, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

May 18, 2007